UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2002

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-22609	84-1339282

(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-992-1400

                                         Not applicable
(Former name or former address, if changed since last report)

This Current Report on Form 8-K/A is being filed to amend and restate in its entirety the Current Report on Form 8-K filed on November 15, 2002.

Item 2.  Acquisition or Disposition of Assets.

On November 8, 2002, Qwest Communications International Inc. (“Qwest”) announced the completion of the first phase (“Stage 1”) of the sale of the directory publishing business of its subsidiary, Qwest Dex, Inc. (“QwestDex”), to a new entity (“Buyer”) formed by the private equity firms of The Carlyle Group and Welsh, Carson, Anderson & Stowe for a cash purchase price of $2.75 billion. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K/A. A description of Stage 1 and the second phase (“Stage 2”) of the sale of the directory publishing business, including the purchase agreements relating thereto, was included in Qwest’s Current Report on Form 8-K filed on August 22, 2002.

On November 8, 2002, Qwest also announced that a portion of the sale proceeds were made available to Qwest’s subsidiary Qwest Services Corporation (“QSC”) to pay $1.35 billion in outstanding loans under its Amended and Restated Credit Agreement dated as of August 30, 2002, reducing the lending commitments under such revolving credit facility to $2.0 billion. The funds were made available to QSC by repayment of outstanding borrowings under a line of credit between QwestDex’s parent and an affiliate, Qwest Capital Funding, Inc. (“QCF”), followed by a payment by QCF to QSC.

As contemplated by the Stage 1 purchase agreement, at the closing of Stage 1 Qwest entered into continuing commercial arrangements with Buyer and its affiliates relating to the directory publishing business, including the following:

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Pursuant to a publishing agreement, Buyer is Qwest Corporation’s exclusive official publisher of telephone directories in the Stage 1 region and will perform Qwest’s directory publishing obligations in the Stage 1 region for a period of 50 years.

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Pursuant to the non-competition and non-solicitation agreement, Qwest and its affiliates have agreed not to compete on a branded or unbranded basis in the telephone directory business in the Stage 1 region for a period of 40 years.

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Pursuant to a separation agreement, Qwest and its affiliates have agreed with Buyer on the terms and procedures under which the Stage 1 business will be permanently separated from the Stage 2 business in the event that Stage 2 is not consummated.

A copy of the publishing agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K/A, a copy of the non-competition and non-solicitation agreement is attached as Exhibit 99.3 to this Current Report of Form 8-K/A, and a copy of the separation agreement is attached as Exhibit 99.4 to this Current Report on Form 8-K/A. Each of these agreements is described below.Such descriptions are qualified in their entirety by reference to each of the agreements.

Publishing Agreement

Under the publishing agreement, Buyer will be Qwest’s exclusive official publisher of telephone directories in the Stage 1 region (including changes in Qwest’s service areas). The publishing agreement terminates on the 50th anniversary of the consummation of the Stage 1 purchase agreement, subject to automatic one year renewal periods until terminated by either Qwest or Buyer on 12 months’ prior notice. The publisher will perform Qwest’s publishing obligations under applicable regulations, tariffs and interconnection agreements, as they exist from time to time. Subject to compliance with such requirements, the publisher will have control over the content and delivery medium of the telephone directories. The performance of these obligations will be at publisher’s sole cost, except where material cost increases are caused by changes in regulatory requirements, in which case Qwest and the publisher will share such cost increases for a period of seven years from consummation of the Stage 1 purchase agreement. The publisher will have the exclusive right to use the Qwest name and logo on telephone directories, subject to compliance with Qwest’s usage requirements. The rights and obligations under the publishing agreement are binding on successors of Qwest and publisher and Qwest is required to cause any successor to all or a portion of its ILEC business to assume the publishing agreement and the non-competition and non-solicitation agreement.

The publishing agreement may be terminated early in whole or in part for certain material uncured breaches. In addition, if the publishing agreement terminates due to material continuing uncured breach by Qwest that amounts to an abrogation of the contract as a whole or a formal repudiation or rejection thereof, Buyer is entitled to liquidated damages equal to 30% of the aggregate purchase price under the Stage 1 purchase agreement, or a pro rata portion thereof for any breach with respect to a portion of the purchased region. Such amount is Buyer’s and the publisher’s total cumulative damages remedy under both the publishing agreement and the non-competition and non-solicitation agreement.

Upon closing of the Stage 2 transaction, the publishing agreement will apply to the Stage 2 region as well, and the liquidated damages referenced above will equal 30% of the aggregate purchase price under the Stage 1 and Stage 2 purchase agreements.

Non-Competition and Non-Solicitation Agreement

For a period of up to 40 years, Qwest and its affiliates are restricted from directly or indirectly publishing, marketing, selling, or distributing any directory products either consisting principally of listings in the Stage 1 region or directed primarily at end users in such region under any brand. Buyer is bound by similar restrictions in the Stage 2 region prior to consummation of the Stage 2 purchase agreement using the brands “Qwest”, “QwestDex” or “Dex”.

Qwest’s non-compete restrictions apply to any successor entity of Qwest, but cease to apply to any affiliate when no longer affiliated with Qwest Corporation. If Qwest Corporation exits a service area in the Stage 1 region (by sale of access lines, merger, etc.), it will require the acquiring entity to agree in writing to assume Qwest’s non-competition obligations to the extent of the relevant service area.

Subject to the cumulative remedy described above, if the non-competition and non-solicitation agreement terminates due to material continuing uncured breach by Qwest that amounts to an abrogation of the contract as a whole or a formal repudiation or rejection thereof, Buyer is entitled to liquidated damages equal to 30% of the aggregate purchase price under the Stage 1 purchase agreement, or a pro rata portion thereof for any breach with respect to a portion of the purchased region.

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Upon closing of the Stage 2 transaction, the non-competition and non-solicitation agreement will apply to the Stage 2 region as well, and the liquidated damages referenced above will equal 30% of the aggregate purchase price under the Stage 1 and Stage 2 purchase agreements.

Separation Agreement

Under the separation agreement, Buyer and QwestDex will share certain assets, information technology systems and facilities for a limited period following the closing under the Stage 1 purchase agreement. Pursuant to the separation agreement, if the closing under the Stage 2 purchase agreement fails to occur for any reason, the parties will separate such jointly maintained assets and eliminate their dependence on transition services provided by the other party. The separation agreement terminates on the closing under the Stage 2 purchase agreement or, if such closing does not occur, when Qwest and Buyer have completed the separation of Buyer and QwestDex (but not later than one year after the Stage 2 purchase agreement is terminated).

If the Stage 2 purchase agreement is terminated, QwestDex and Buyer will implement a separation plan, including the following: (i) replication of the shared hardware and software, (ii) migration and extraction of their respective data maintained in shared systems, (iii) cloning of the qwestdex.com website such that QwestDex and Buyer each have stand-alone websites, and (iv) hiring and training of additional personnel to eliminate dependence on shared services.

Forward Looking Statements Warning

This Current Report on Form 8-K/A contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of our anticipated restatement of historical financial statements including delays in or restrictions on our ability to access the capital markets or other adverse effect to our business or financial position; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the SEC’s current investigation into our accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney’s Office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of our chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; our future ability to provide interLATA

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services within our 14-state local service area; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete; changes in demand for our products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies.

The information contained in this Current Report on Form 8-K/A is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K/A should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This Current Report on Form 8-K/A may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K/A, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 99.1	Press Release dated November 8, 2002.

Exhibit 99.2	Publishing Agreement dated as of November 8, 2002 by and among Dex Holdings LLC, SGN LLC, GPP LLC and Qwest Corporation.

Exhibit 99.3	Non-Competition and Non-Solicitation Agreement dated as of November 8, 2002 by and between SGN LLC, GPP LLC and Dex Holdings LLC, on the one hand, and Qwest Corporation, Qwest Communications International Inc. and Qwest Dex, Inc., on the other hand.

Exhibit 99.4	Separation Agreement dated as of November 8, 2002 by and between SGN LLC and Dex Holdings LLC, on the one hand, and Qwest Dex, Inc. and Qwest Communications International Inc., on the other hand.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: November 18, 2002	By: /s/ YASH A. RANA
Yash A. Rana
Vice President

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated November 8, 2002.

Exhibit 99.2	Publishing Agreement dated as of November 8, 2002 by and among Dex Holdings LLC, SGN LLC, GPP LLC and Qwest Corporation.

Exhibit 99.3	Non-Competition and Non-Solicitation Agreement dated as of November 8, 2002 by and between SGN LLC, GPP LLC and Dex Holdings LLC, on the one hand, and Qwest Corporation, Qwest Communications International Inc. and Qwest Dex, Inc., on the other hand.

Exhibit 99.4	Separation Agreement dated as of November 8, 2002 by and between SGN LLC and Dex Holdings LLC, on the one hand, and Qwest Dex, Inc. and Qwest Communications International Inc., on the other hand.